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                                                                     Exhibit 8.1

                    [Letterhead of Greenberg Traurig, LLP]

                            ________ ___, 2003

SmartDisk Corporation
3506 Mercantile Avenue
Naples, Florida  34104

            RE: REGISTRATION STATEMENT ON FORM S-1 (REG. NO. 333-99727) SMARTDISK CORPORATION

Ladies and Gentlemen:

            We have acted as counsel to SmartDisk Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-1 (Registration No. 333-99727), originally filed with the Securities and Exchange Commission on September 18, 2002, as amended (the "Registration Statement"), relating to (i) the distribution by the Company to holders of its common stock, par value $0.001 per share (the "Common Stock"), of non-transferable subscription rights (the "Rights") to purchase an aggregate of up to 22,238,463 shares (the "Shares") of the Common Stock at a subscription price of $0.32 per share (the "Rights Offering"), and (ii) the offer and sale of the Shares upon the exercise of the Rights.

            This opinion is being furnished to you in accordance with the requirements of Item 601(b)(8) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

            With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of (i) the Registration Statement, (ii) minutes of meetings of the Company's Board of Directors approving the Rights Offering, the filing of the Registration Statement, and related matters; and (iii) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. As to various questions of fact material to such opinion, we have, where relevant facts were not independently established, relied upon statements of officers of the Company.

            For purposes of this opinion, we have assumed the validity and accuracy of the documents, certificates, records, statements, and representations referred to above. We have also assumed that the Rights Offering will be consummated in accordance with the Registration Statement and such other documents, certificates, and records and that the statements as to factual matters contained in the Registration Statement are true, correct, and complete and will continue to be true, correct, and complete through the completion of the Rights Offering.


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SmartDisk Corporation
________ ___, 2003
Page 2


            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party has, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties and the validity and binding effect thereof on such parties.

            In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations, covenants, or assumptions on which our opinion is based could affect our conclusions.

            On the basis of and subject to the foregoing, we hereby confirm that the opinion set forth in the Registration Statement under the heading "Material Untied States Federal Income Tax Considerations" is the opinion of Greenberg Traurig, LLP, based upon current United States federal income tax law. Our opinion is not binding on the Internal Revenue Service and there can be no assurances that the Internal Revenue Service will not successfully assert a contrary position and that such position would be upheld by the courts.

            Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the Rights Offering or of any transaction related thereto or contemplated thereby. This opinion is expressed as of the date hereof, and we are under no obligation to advise you of, supplement, or revise our opinion to reflect, any changes (including changes that have retroactive effect) in applicable law or any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

            We hereby expressly consent to any reference to our firm in the Registration Statement, the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended. This letter is furnished to you solely for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose, or relied upon by any other person without our express written permission.

                                       Very truly yours,